EXHIBIT 99.1

S&W Announces Closing of Private
Placement with MFP PARTNERS, L.P. and
its Intent to Pursue a Rights Offering

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - November 24, 2015 - S&W Seed Company (Nasdaq: SANW) today announced it has closed a non-brokered private placement of its common stock with MFP Partners, L.P. for proceeds of approximately $4.9 million. The company issued 1,180,722 shares of its common stock at a purchase price of $4.15 per share in the private placement.

S&W Seed Company anticipates using proceeds from the private placement to partially accelerate payment of the remaining principal balance of the Convertible Debentures it issued in December 2014, thus reducing interest expense and providing the Company with additional financial flexibility to pursue other growth opportunities.

MFP Partners, L.P. is a private investment fund controlled by Michael F. Price that focuses on long-term, value investment opportunities. MFP Partners, L.P. originally became a shareholder in December 2014 when it acquired common stock from the company in a private placement to help finance the Pioneer asset acquisition and now owns approximately 16.9% of the outstanding common stock of S&W Seed Company following this private placement.  Alexander C. Matina, Vice President, Investments at MFP Partners, L.P., became a member of the S&W Seed Company board of directors in May 2015.

Rights Offering

Additionally, S&W Seed Company announced today that it intends to file with the SEC a registration statement under the Securities Act in order to effect a rights offering to be made to its holders of common stock, and other security holders having rights to participate, as of the as-yet undetermined record date. S&W Seed Company currently plans to raise up to approximately $10.4 million through the distribution of subscription rights and the exercise thereof, which full rights will entitle the security holders to purchase shares of common stock at $4.15 per share. S&W Seed Company currently plans to fix a record date in early 2016 following completion of the review process by the Commission staff, to distribute subscription rights to holders of common stock and other security holders having rights to participate as of the record date and to consummate the rights offering in the first quarter of 2016.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 30 countries around the globe.  Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning plans for future financing opportunities and the uses of proceeds derived therefrom. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and in other filings subsequently made by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.